Cogent Contacts:

For Public Relations:	For Investor Relations:

Jeff Henriksen + 1 (202) 295-4388 jhenriksen@cogentco.com	John Chang + 1 (202) 295-4252 investor.relations@cogentco.com

COGENT COMMUNICATIONS REPORTS SECOND QUARTER 2006 RESULTS

[WASHINGTON, D.C. August 8, 2006] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced net service revenue of $36.2 million for the three months ended June 30, 2006, compared with $33.8 million for the three months ended June 30, 2005. On-net revenue was $25.1 million for the three months ended June 30, 2006, an increase of 32.8% over $18.9 million for the three months ended June 30, 2005. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent-owned facilities. Off-net revenue was $8.6 million for the three months ended June 30, 2006, a decrease of 26.8% from $11.7 million for the three months ended June 30, 2005. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Non-core revenue was $2.4 million for the three months ended June 30, 2006, a decrease of 22.9% from $3.2 million for the three months ended June 30, 2005. Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense, increased 29.6% from $12.4 million for the three months ended June 30, 2005 to $16.1 million for the three months ended June 30, 2006. Gross profit margin, excluding equity-based compensation expense, expanded from 36.7% for the three months ended June 30, 2005 to 44.5% for the three months ended June 30, 2006.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, was $4.5 million for the three months ended June 30, 2006 compared to $2.3 million for the three months ended June 30, 2005.

Basic and diluted net loss applicable to common stock was ($0.34) per share for the three months ended June 30, 2006 compared to ($0.48) per share for the three months ended June 30, 2005. Weighted average common shares outstanding – basic and diluted — were 45.1 million for the three months ended June 30, 2006 as compared to 34.0 million for the three months ended June 30, 2005.

Total customer connections were 10,641 as of June 30, 2006 compared to 9,468 as of June 30, 2005 an increase of 12.4%. On-net customer connections were 6,051 as of June 30, 2006 compared to 3,587 as of June 30, 2005 an increase of 68.7%. Off-net customer connections were 3,461 as of June 30, 2006 compared to 4,302 as of June 30, 2005 a decrease of 19.5%. Non-core customer connections were 1,129 as of June 30, 2006 compared to 1,579 as of June 30, 2005 a decrease of 28.5%.

The number of on-net buildings was 1,076 as of June 30, 2006 as compared to 1,009 as of June 30, 2005.

Outlook — Full Year 2006 Estimates

•	Cogent is reaffirming its previously released full year 2006 estimate for net service revenue of between $150.0 million and $155.0 million.

•	Cogent is reaffirming its previously released full year EBITDA, as adjusted, estimate for fiscal 2006 to be between $20.0 million and $22.0 million.

•	Cogent is reaffirming its previously released estimate that its percentage of on-net revenues will be between 70.0% and 75.0% for the year ended December 31, 2006.

•	Cogent is amending its previously released estimate for its full year net loss per basic and diluted common share to be between $(1.30) and $(1.45) from its previously issued guidance of between $(1.40) and $(1.60) for the year ended December 31, 2006. Cogent’s 2006 guidance includes $1.0 million to $1.5 million of non-cash equity based compensation expense related to the adoption of FASB Statement No. 123®, “Share Based Payment” and assumes 46.6 million weighted average common shares outstanding. The increase in weighted average common shares outstanding from the previous estimate of 44.0 million weighted average common shares outstanding is due to Cogent’s sale of 4.35 million shares of common stock in a public offering in June 2006.

Outlook — Third Quarter 2006 Estimates

•	Cogent estimates net service revenue for the third quarter of 2006 to be between $37.5 million and $38.5 million.

•	Cogent estimates EBITDA, as adjusted, for the third quarter of 2006 to be between $5.5 million and $6.5 million.

•	Cogent estimates that its net loss per basic and diluted common share to be between $(0.30) and $(0.35) for the third quarter of 2006. Cogent’s guidance includes the expected $0.3 million to $0.4 million impact of non-cash equity-based compensation expense related to the adoption of FASB Statement No. 123®, and assumes approximately 48.5 million weighted average common shares outstanding.

Conference Call and Web site Information
Cogent will host a conference call with financial analysts at 8:30 a.m. (EDT) on August 9, 2006 to discuss Cogent’s operating results for the second quarter of 2006 and expectations for the third quarter and remainder of 2006. Investors and other interested parties may access a live audio web cast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at www.cogentco.com. A replay of the web cast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications
Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services. Cogent’s facilities-based, all-optical IP network backbone spans 14 countries and provides IP services in over 90 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
Summary of Financial and Operational Results

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net Revenue	$18,216	$18,936	$20,181	$20,995	$22,693	$25,142
% Change from previous Qtr.	10.1%	4.0%	6.6%	4.0%	8.1%	10.8%
Off-Net Revenue	$12,747	$11,718	$10,553	$9,624	$9,114	$8,583
% Change from previous Qtr.	54.9%	-8.1%	-9.9%	-8.8%	-5.3%	-5.8%
Non-Core revenue (1)	$3,451	$3,152	$3,038	$2,603	$2,640	$2,430
% Change from previous Qtr.	0.0%	-8.7%	-3.6%	-14.3%	1.4%	-8.0%
Net service revenue — total	$34,414	$33,806	$33,772	$33,222	$34,447	$36,155
% Change from previous Qtr.	22.0%	-1.8%	-0.1%	-1.6%	3.7%	5.0%
Network operations expenses (2)	$22,937	$21,399	$21,495	$19,964	$20,337	$20,076
% Change from previous Qtr.	13.8%	-6.7%	0.4%	-7.1%	1.9%	-1.3%
Gross profit (2)	$11,477	$12,407	$12,277	$13,258	$14,110	$16,079
% Change from previous Qtr.	42.3%	8.1%	-1.0%	8.0%	6.4%	14.0%
Gross profit margin	33.3%	36.7%	36.4%	39.9%	41.0%	44.5%
Selling, general and administrative expenses (3)	$10,296	$10,096	$10,176	$10,776	$10,785	$11,594
% Change from previous Qtr.	-15.4%	-1.9%	0.8%	5.9%	0.1%	7.5%
Depreciation and amortization expenses	$13,680	$12,795	$12,432	$16,693	$14,144	$14,658
% Change from previous Qtr.	-8.7%	-6.5%	-2.8%	34.3%	-15.3%	3.6%
Equity-based compensation expense	$3,195	$3,175	$3,164	$3,770	$3,499	$3,372
% Change from previous Qtr.	-0.9%	-0.6%	-0.3%	19.2%	-7.2%	-3.6%
Net loss	$(14,973)	$(16,151)	$(16,106)	$(20,288)	$(16,441)	$(15,491)
% Change from previous Qtr.	26.0%	-7.9%	0.3%	-26.0%	19.0%	5.8%
Basic and diluted net loss per common share	$(0.96)	$(0.48)	$(0.37)	$(0.47)	$(0.38)	$(0.34)
% Change from previous Qtr.	96.1%	50.0%	23.5%	-28.1%	19.1%	10.5%
Weighted average common shares – basic and diluted	15,610,772	33,963,566	43,474,555	43,619,506	43,841,837	45,099,826
% Change from previous Qtr.	1,803.5%	117.6%	28.0%	0.3%	0.5%	2.9%
EBITDA, as adjusted (4)	$4,657	$2,311	$2,102	$2,482	$3,325	$4,485
% Change from previous Qtr.	213.3%	-50.4%	-9.0%	18.1%	34.0%	34.9%
Cash (used in) provided by operating activities	$(6,622)	$(1,539)	$1,839	$(2,740)	$(1,591)	$4,918
% Change from previous Qtr.	-42.8%	76.8%	219.5%	-249.0%	41.9%	409.1%
Capital expenditures	$3,092	$5,058	$3,998	$5,194	$4,662	$7,097
% Change from previous Qtr.	-18.6%	63.6%	-21.0%	29.9%	-10.2%	52.2%
Customer Connections – end of period

On-Net	3,245	3,587	4,064	4,657	5,267	6,051
% Change from previous Qtr.	14.3%	10.5%	13.3%	14.6%	13.1%	14.9%
Off-Net	4,469	4,302	4,108	4,027	3,614	3,461
% Change from previous Qtr.	-0.3%	-3.7%	-4.5%	-2.0%	-10.3%	-4.2%
Non Core	1,721	1,579	1,437	1,304	1,185	1,129
% Change from previous Qtr.	-7.4%	-8.3%	-9.0%	-9.3%	-9.1%	-4.7%
Total	9,435	9,468	9,609	9,988	10,066	10,641
% Change from previous Qtr.	2.8%	0.3%	1.5%	3.9%	0.8%	5.7%
Other – end of period

Buildings On-Net	1,000	1,009	1,026	1,040	1,053	1,076
Employees	291	285	307	325	334	337

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent, including voice services (only provided in Toronto, Canada), point-to-point private line services and managed modem services.

(2)	Excludes equity-based compensation expense of $96, $95, $95, $113, $105 and $101 in the three months ended March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, and June 30, 2006, respectively.

(3)	Excludes equity-based compensation expense of $3,099, $3,080, $3,069, $3,657, $3,394 and $3,271 in the three months ended March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006, respectively.

(4)	See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from the disposition of assets of $3,476 and $27 in the three months ended March 31, 2005 and three months ended March 31, 2006, respectively. EBITDA, as adjusted excludes gains on debt and capital lease restructurings of $842 and $844 for the three months ended June 30, 2005 and September 30, 2005, respectively. EBITDA as adjusted, also excludes a restructuring charge related to the lease termination costs for the Company’s’ Paris office lease of $1,319 taken during the three months ended September 30, 2005.

Schedule of Non-GAAP Measures — EBITDA and EBITDA, as adjusted
EBITDA represents net (loss) income before income taxes, net interest expense, depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows (used in) provided by operating activities.

EBITDA, as adjusted, represents EBITDA less gains on debt and capital lease restructurings and restructuring charges. The Company has excluded these gains because they relate to its capital structure and the restructuring charges because they are non-cash charges. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures, expand its business and make bonus determinations for its employees. EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA and EBITDA, as adjusted, are reconciled to cash flows (used in) provided by operating activities in the table below.

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006	2006
							Estimated	Estimated
($ In 000’s) – unaudited
Cash flows (used in) provided by operating activities	$(6,622)	$(1,539)	$1,839	$(2,740)	$(1,591)	$4,918	$1,000	$8,500
Changes in operating assets and liabilities	5,386	1,217	(2,782)	3,352	3,261	(1,854)	3,500	6,500
Cash interest expense, net	2,417	2,633	1,726	1,870	1,628	1,421	1,500	6,000
Gains on debt and capital lease restructurings and asset sales, net	3,476	842	844	—	27	—	—	—
EBITDA, including gains and restructuring charge	$4,657	$3,153	$1,627	$2,482	$3,325	$4,485	$6,000	$21,000

Gains on debt and capital lease restructurings	—	(842)	(844)	—	—	—	—	—
Restructuring charge	—	—	1,319	—	—	—	—	—
EBITDA, as adjusted	$4,657	$2,311	$2,102	$2,482	$3,325	$4,485	$6,000	$21,000

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2005 AND JUNE 30, 2006

(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,	June 30,
	2005	2006
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,883	$54,182
Short term investments — restricted	1,283	630
Accounts receivable, net of allowance for doubtful accounts of $1,437 and $1,364, respectively	16,452	19,106
Prepaid expenses and other current assets	3,959	4,174

Total current assets	51,577	78,092
Property and equipment, net	292,787	279,370
Intangible assets, net	2,554	1,802
Other assets ($1,118 restricted)	4,455	4,326

Total assets	$351,373	$363,590

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,521	$15,065
Accrued liabilities	16,275	14,703
Convertible subordinated notes, net of discount of $2,453 – due June 2007	—	7,738
Capital lease obligations, current maturities	6,698	6,187

Total current liabilities	34,494	43,693
Convertible subordinated notes, net of discount of $3,478	6,713	—
Capital lease obligations, net of current maturities	85,694	83,777
Other long-term liabilities	3,471	2,827

Total liabilities	130,372	130,297
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 44,092,652 and 48,495,367 shares outstanding, respectively	44	48
Additional paid-in capital	440,500	474,304
Deferred compensation	(9,680)	—
Stock purchase warrants	764	764
Treasury stock, 61,462 shares	(90)	(90)
Accumulated other comprehensive income — foreign currency translation adjustment	665	1,401
Accumulated deficit	(211,202)	(243,134)

Total stockholders’ equity	221,001	233,293

Total liabilities and stockholders’ equity	$351,373	$363,590

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2005 AND JUNE 30, 2006

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	June 30, 2005	June 30, 2006
	(Unaudited)	(Unaudited)
Net service revenue	$33,806	$36,155
Operating expenses:
Network operations (including $95 and $101 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	21,494	20,177
Selling, general, and administrative (including $3,080 and $3,271 of equity-based compensation expense, respectively, and $2,050 and $815 of bad debt expense, net of recoveries, respectively)	13,176	14,865
Depreciation and amortization	12,795	14,658

Total operating expenses	47,465	49,700

Operating loss	(13,659)	(13,545)
Gain on Cisco debt repayment	842	—
Interest income and other, net	162	691
Interest expense	(3,496)	(2,637)

Net loss	$(16,151)	$(15,491)

Net loss per common share:
Basic and diluted net loss per common share	$(0.48)	$(0.34)

Weighted-average common shares—basic and diluted	33,963,566	45,099,826

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND JUNE 30, 2006

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months	Six Months
	Ended	Ended
	June 30, 2005	June 30, 2006
	(Unaudited)	(Unaudited)
Net service revenue	$68,219	$70,602
Operating expenses:
Network operations (including $191 and $206 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	44,526	40,619
Selling, general, and administrative (including $6,179 and $6,665 of equity-based compensation expense, respectively, and $2,971 and $1,147 of bad debt expense, net of recoveries, respectively)	26,570	29,044
Depreciation and amortization	26,476	28,801

Total operating expenses	97,572	98,464

Operating loss	(29,353)	(27,862)
Gain on disposal of assets, net	3,372	—
Gain on Cisco debt repayment	842	—
Interest income and other, net	370	1,183
Interest expense	(6,355)	(5,253)

Net loss	$(31,124)	$(31,932)

Net loss per common share:
Basic and diluted net loss per common share	$(1.25)	$(0.72)

Weighted-average common shares—basic and diluted	24,880,454	44,534,992

.
COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND JUNE 30, 2006

(IN THOUSANDS)

	Six Months	Six Months
	Ended	Ended
	June 30, 2005	June 30, 2006
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(8,16)1	$3,327

Cash flows from investing activities:
Purchases of property and equipment	(8,150)	(11,803)
Purchase of German network assets	(932)	—
(Purchases) maturities of short term investments	(164)	653
Restricted cash-collateral under credit facility	(4,000)	—
Proceeds from dispositions of assets	5,122	93

Net cash used in investing activities	(8,124)	(11,057)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	63,723	36,534
Proceeds from exercise of stock options	—	85
Proceeds from issuance of subordinated note — related party	10,000	—
Repayment of subordinated note — related party	(10,000)	—
Borrowings under credit facility	10,000	—
Repayments under credit facility	(10,000)	—
Repayment of Cisco note – related party	(17,000)	—
Repayments of capital lease obligations	(5,024)	(4,945)

Net cash provided by financing activities	41,699	31,674

Effect of exchange rate changes on cash	(666)	355

Net increase in cash and cash equivalents	24,748	24,299
Cash and cash equivalents, beginning of period	13,844	29,883

Cash and cash equivalents, end of period	$38,592	$54,182

Except for historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The specific forward-looking statements cover Cogent’s expectations for revenue, EBITDA, as adjusted, earnings per share and percentage of on-net revenues for the third quarter of 2006 and fiscal year 2006. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cogent’s filings with the Securities and Exchange Commission.

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